EXHIBIT 99.1

FLAGSTONE RE ANNOUNCES STRATEGIC BUSINESS REALIGNMENT

Initiatives Will Refocus Strategy and Streamline Operations
Intends to Divest Lloyds and Island Heritage Operations
Provides Estimate for Third Quarter Loss Activity

LUXEMBOURG, Luxembourg – October 24, 2011 - Flagstone Reinsurance Holdings, S.A. (NYSE: FSR) today announced a number of strategic initiatives designed to realign the Company's strategy and core capabilities. Through these initiatives, Flagstone intends to refocus its underwriting strategy to leverage its existing strengths, and streamline its corporate structure to reduce expenses and enhance capital levels.

Refocused Underwriting Strategy

Over the past 18 months, Flagstone has undertaken a thorough analysis of its underwriting strategy and has determined to increase its focus on businesses that produce the highest returns on equity, while reducing its focus on businesses that absorb capital but produce less attractive returns. Accordingly, the Company now intends to concentrate primarily on its property and property catastrophe business, as well as its highest margin short-tail specialty lines of reinsurance business. In addition, the Company will adjust its geographic diversification in order to decrease the threat of frequency risk. Flagstone believes that these initiatives will significantly lower its underwriting leverage.

As a result of this realignment, Flagstone has commenced a formal process to divest its ownership positions in its Lloyds and Island Heritage operations. The Company expects that these divestitures will lower its gross written premium by approximately $300 million per year, without any impact on expected return on equity, as well as produce significant expense savings through reduced infrastructure and the consequent requirement for operational support. Furthermore, these divestures, along with other strategic actions are expected to create significant additional excess capital for rating agency capital requirements. The Company has retained Evercore Partners and Aon Benfield Securities, Inc respectively in relation to the Lloyd's and Island Heritage divesture processes, which are expected to be concluded by the end of the first quarter of 2012.

The Company intends to maintain its current investment strategy, which focuses on significant liquidity and security, to provide a stable capital base with which to underwrite.

Structural Changes to Reduce Expenses

As part of the realignment initiatives, Flagstone is taking a number of steps to streamline operations and to reduce its cost structure. The Company recently closed its offices in Dubai and Puerto Rico, and plans to divest its South Africa office by the first quarter of 2012. Underwriting operations will continue to be centralized in Bermuda and Martigny. Flagstone has previously undertaken measures to reduce global operating costs and now intends to take further steps to reduce back office expenses across the organization. The Company believes these measures will result in significant annual cost savings.

“We believe this business realignment will result in a more nimble, cost-effective, and opportunistic structure, allowing the Company to react quickly to market changes,” said David Brown, Flagstone CEO. “These changes will not impact our strong technical, analytical focus and we will continue to provide exemplary service for our clients. Moving forward, our underwriting strategy will focus on our highly successful property and property catastrophe units, leveraging existing strengths to improve performance and move Flagstone back to one of the most competitive combined ratios in the market.”

Mr. Brown continued, “We will also continue to aggressively reduce expenses and bring expense ratios to competitive levels. By significantly streamlining our cost structure, we expect to have enhanced financial flexibility to pursue future opportunities to deliver greater value. We believe transparency is the best policy and announcing these initiatives simultaneously, rather than piecemeal, is the best approach for our clients, employees, and shareholders.”

Preliminary Third Quarter Loss Estimates

Flagstone also announced its preliminary estimates for losses occurring in the third quarter of 2011. Losses impacting the reinsurance segment related to Hurricane Irene, floods in Denmark, and U.S. Aggregate covers are expected to be approximately $20 million, $10 million, and $5 million, respectively, net of reinstatement premiums and retrocession. Furthermore, the Company expects its Lloyd’s segment to report a $10 million net loss for the quarter.

In addition, due to updated loss estimates for catastrophes that occurred during the first half of 2011, Flagstone expects that its collective loss estimate related to first half catastrophes will impact the third quarter by approximately $35 million, net of reinstatement premiums and retrocession. Lastly, weak financial markets in the third quarter will have a negative impact on the Company’s low duration fixed income investment portfolio of negative 1%.

“2011 continues to be one of the most active years in terms of catastrophic loss events in history. While these events have continued to impact our industry, Flagstone’s overall capital levels remain stable and we expect to benefit from a hardening rate environment.” Mr. Brown stated.

Flagstone’s loss estimates are based on its proprietary modeling analysis, the assessment of individual treaties and client data, and third-party vendor models. These estimates may be further refined as additional information is received from cedants and there exists the risk for further revisions.

Third Quarter Results and Teleconference

Flagstone is scheduled to release third quarter 2011 results after the close of trading on November 3rd. Flagstone management will conduct a conference call and webcast on November 4th, at 9:30 a.m. Eastern Time to discuss results.

The teleconference can be accessed by dialing (866) 770-7146 (US callers) or (617) 213-8068 (International callers) and entering the pass code 64406698 approximately 10-15 minutes in advance of the call. The live, listen-only webcast of the call will be available via the Investor Information section of the Company’s website at www.flagstonere.com

About Flagstone Reinsurance Holdings, S.A.

Flagstone Reinsurance Holdings, S.A., through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance and insurance businesses. The Company is traded on the New York Stock Exchange under the symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH”. Additional financial information and other items of interest are available at the Company’s website located at http://www.flagstonere.com.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements. In particular, statements using words such as”may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: the failure to reach an agreement and consummate the divestitures described above on acceptable terms or at all, and the timing of any divestiture; the amount of costs, fees, expenses and charges related to the divestitures and realignment initiatives described above; the possibility that the benefits anticipated from the divestitures and realignment initiatives described above will not be fully realized, or the timing thereof; the failure to successfully implement the Company’s business strategy despite the completion of the divestitures and realignment initiatives described above; market conditions affecting the Company’s common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

We seek to maintain a prudent amount of capital for our business and maintain our overall financial flexibility. When assessing our financial position and potential capital needs, we consider, among other things, the low investment returns environment, our recent and potential net exposure to losses associated with catastrophic events, underwriting opportunities and market conditions. We may decide to raise additional capital in the future to continue and/or invest in our existing businesses or write new business, although any such decision will be dependent on then-existing market and other conditions.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Contact:

Flagstone Reinsurance Holdings, S.A.
Brenton Slade, +352 2 735 1515